As filed with the Securities and Exchange Commission on June 28, 1996
                                                      REGISTRATION NO. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          -------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          -------------------------

                         GROUP TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)


                Florida                                59-2948116
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

               10901 MALCOLM MCKINLEY DRIVE, TAMPA, FLORIDA 33612
         (address, including zip code, of principal executive offices)

                          -------------------------

             GROUP TECHNOLOGIES CORPORATION 1994 STOCK OPTION PLAN
                               FOR KEY EMPLOYEES
                            (Full title of the plan)

                          -------------------------

                          Carl P. McCormick, President
                         Group Technologies Corporation
                          10901 Malcolm McKinley Drive
                              Tampa, Florida 33612
                                 (813)972-6000

     (Name, address and telephone number, including area code for service)

                          -------------------------

      Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

                            R. Alan Higbee, Esquire
            Fowler, White, Gillen, Boggs, Villareal and Banker, P.A.
                     501 East Kennedy Boulevard, Suite 1700
                              Tampa, Florida 33602
                                 (813)222-1172

                        CALCULATION OF REGISTRATION FEE



==========================================================================================================
                                                                           Proposed Maximum Offering Price
Title of Securities to be Registered  Amount to be Registered (shares)(1)            per Share(2)
- ------------------------------------  -----------------------------------  -------------------------------
Common Stock, par value $.01 per
share                                               500,000                        $3.00
==========================================================================================================

=========================================================================================
                                        Proposed Maximum Aggregate       Amount of
Title of Securities to be Registered        Offering Price(2)         Registration Fee
- ------------------------------------    --------------------------   --------------------
Common Stock, par value $.01 per
share                                           $1,500,000            $517.24
=========================================================================================


(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in the event of a share split, share dividend, split-up, recapitalization or other similar event.

(2) In accordance with Rule 457(h), estimated solely for the purpose of determining the registration fee, and based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on June 26, 1996.

================================================================================

                                  Page 1 of 7
                            Exhibit Index on Page 5

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



     NOTE: THIS REGISTRATION STATEMENT IS BEING FILED TO REGISTER
           ADDITIONAL SECURITIES OF THE SAME CLASS AS SECURITIES COVERED BY REGISTRATION NO. 33-94546 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") ON JULY 12, 1995 AND WHICH REMAINS EFFECTIVE. THE CONTENTS OF REGISTRATION NO. 33-94546 ARE HEREBY INCORPORATED HEREIN BY REFERENCE EXCEPT AS NOTED BELOW.



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The entire contents of this Item as contained in the Company's Registration Statement on Form S-8 (Reg. No. 33-94546) filed with the Commission on July 12, 1995 are incorporated herein by reference.



ITEM 4.  DESCRIPTION OF SECURITIES.

     The entire contents of this Item as contained in the Company's Registration Statement on Form S-8 (Reg. No. 33-94546) filed with the Commission on July 12, 1995 are incorporated herein by reference.



ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Legal Counsel who rendered an opinion as to the validity of the securities being registered is employed by the Company as in-house counsel and serves as the secretary of the Company. Such person also owns shares of the Company's Common Stock and holds options to purchase additional shares of the Company's Common Stock pursuant to the terms and conditions of the Company's 1994 Stock Option Plan for Key Employees.



ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The entire contents of this Item as contained in the Company's Registration Statement on Form S-8 (Reg. No. 33-94546) filed with the Commission on July 12, 1995 are incorporated herein by reference.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The entire contents of this Item as contained in the Company's Registration Statement on Form S-8 (Reg. No. 33-94546) filed with the Commission on July 12, 1995 are incorporated herein by reference.

ITEM 8.  EXHIBITS.

     The entire contents of this Item as contained in the Company's Registration Statement on Form S-8 (Reg. No. 33-94546) filed with the Commission on July 12, 1995 are incorporated herein by reference except for Exhibit 4.2 thereof and with the following additions and changes which are attached hereto:

     3.1 Amended and Restated Bylaws of the Company adopted on April 19, 1996 (incorporated by reference to the exhibit with the same identification number filed with the Company's Registration Statement on Form S-8 (Reg. No. 333-07111) filed with the Commission on June 28, 1996).

     5.1 Opinion of Legal Counsel of the Company, as to the legality of the securities being registered.

     10.28.1 Group Technologies Corporation Stock Option Plan Restated effective June 26, 1996, dated January 22, 1990 (incorporated by reference to the exhibit with the same identification number filed with the Company's Registration Statement on Form S-8 (Reg. No. 333-07111) filed with the Commission on June 28,
              1996).

     10.32.2 Group Technologies Corporation Independent Directors' Stock Option Plan Restated effective on June 26, 1996, dated October 27, 1994 (incorporated by reference to the exhibit with the same identification number filed with the Company's Registration Statement on Form S-8 (Reg. No. 333-07111) filed with the Commission on June 28, 1996).

     10.33.2 Group Technologies Corporation 1994 Stock Option Plan for Key Employees Restated effective on June 26, 1996, dated October 27, 1994 (incorporated by reference to the exhibit with the same identification number filed with the Company's Registration Statement on Form S-8 (Reg. No. 333-07111) filed with the Commission on June 28, 1996).

     24.1 Consent of Legal Counsel of the Company (appears in his opinion filed as Exhibit 5.1).

     24.2     Consent of Ernst & Young LLP.

ITEM 9. UNDERTAKINGS.

     The entire contents of this Item as contained in the Company's Registration Statement on Form S-8 (Reg. No. 33-94546) filed with the Commission on July 12, 1995 are incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on June 28, 1996.


                               GROUP TECHNOLOGIES CORPORATION

                               By:  /s/  Carl P. McCormick
                                  ---------------------------------------------
                                        Carl P. McCormick, President and Chief
                                        Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE              TITLE                                                   DATE
      ---------              -----                                                   ----

/s/  Carl P. McCormick       Director, President and Chief Executive Officer         6-28-96
- ----------------------       (Principal Executive Officer)
Carl P. McCormick

/s/  David D. Johnson        Chief Financial Officer                                 6-28-96
- ----------------------
David D. Johnson

/s/  Jeffrey T. Gill         Chairman of the Board                                   6-28-96
- ----------------------
Jeffrey T. Gill

/s/  Robert E. Gill          Director                                                6-28-96
- ----------------------
Robert E. Gill

/s/  Henry F. Frigon         Director                                                6-28-96
- ----------------------
Henry F. Frigon

/s/ Sidney R. Petersen       Director                                                6-28-96
- ----------------------
Sidney R. Petersen

/s/ Roger W. Johnson         Director                                                6-28-96
- ----------------------
Roger W. Johnson



                         GROUP TECHNOLOGIES CORPORATION
                                 EXHIBIT INDEX



Exhibit                                                                                                                     Page
  No.                                                                                                                      Number
- -------                                                                                                                  ---------

3.1      Amended and Restated Bylaws of the Company adopted on April 19, 1996 (incorporated by reference to the exhibit with the same identification number filed with the Company's Registration Statement on Form S-8
         (Reg. No. 333-07111) filed with the Commission on June 28, 1996).........................................           n/a

4.1      Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibit with the same exhibit identification number filed with the Company's Registration Statement on Form S-1
         (File No. 33-76326) filed with the Commission on March 11, 1994.)............................................      n/a

4.3      Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibit with the same identification number filed with Amendment No. 2 to the Company's
         Registration Statement on Form S-1 (File No. 33-76326) filed with the Commission on May 5, 1994).............      n/a

4.4      Second Amendment to the Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibit with the same exhibit identification number filed with Amendment No. 2 to the
         Company's Registration Statement on Form S-1 (File No. 33-76326) filed with the Commission on May 5, 1994)...      n/a


5.1      Opinion of Legal Counsel of the Company, as to the legality of the securities being registered...............        6

10.28.1  Group Technologies Corporation Stock Option Plan Restated effective on June 26, 1996, dated January 22, 1990
         (incorporated by reference to the exhibit with the same identification number filed with the Company's
         Registration Statement on Form S-8 (Reg. No. 333-07111) filed with the Commission on June 28, 1996)...........      n/a

10.32.2  Group Technologies Corporation Independent Directors' Stock Option Plan Restated effective on June 26, 1996, dated October 27, 1994 (incorporated by reference to the exhibit with the same identification number filed with the Company's Registration Statement on Form S-8 (Reg. No. 333-07111) filed with the Commission on
         June 28, 1996)...............................................................................................      n/a

10.33.2  Group Technologies Corporation Stock Option Plan For Key Employees Restated effective on June 26,
         1996, dated October 29, 1994 (incorporated by reference to the exhibit with the same identification number filed with the Company's Registration Statement on Form S-8  (Reg. No. 333-07111) filed with the Commission
         on June 28, 1996)............................................................................................      n/a

24.1     Consent of Legal Counsel of the Company (appears in his opinion filed as Exhibit 5.1)........................      n/a

24.2     Consent of Ernst & Young LLP.................................................................................        7